UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

12/27/2007

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, 1001 4th Avenue, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

In connection with entry into the Separation Agreement described below, the Change in Control Severance Agreement between Safeco Corporation (“Safeco”) and Allie Mysliwy, dated November 7, 2001, will terminate on December 31, 2007.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 27, 2007, Mr. Mysliwy, the Executive Vice President, Chief Business Officer of Safeco, provided notice of his resignation as an officer of Safeco to be effective as provided in the Separation Agreement between Safeco and Mr. Mysliwy entered into in connection with his resignation.

The Separation Agreement provides that Mr. Mysliwy will resign as an officer of Safeco effective December 31, 2007, and that he will remain an employee of Safeco through February 29, 2008 (the “Separation Date”) providing transition services. Through the Separation Date, Mr. Mysliwy will continue to receive his current salary, he will be entitled to receive standard employee benefits and participate in Safeco’s employee plans, and Safeco will continue to provide insurance benefits to Mr. Mysliwy and his dependents. Safeco will pay his COBRA coverage premiums for up to 18 months after the Separation Date. He will also be eligible to receive an incentive payment for 2007 under the Leadership Performance Plan subject to Company performance factors. On the Separation Date, Safeco will accelerate vesting of unvested Restricted Stock Rights (RSRs) for 14,485 shares of Safeco common stock. Assuming a share price of $55.20, this acceleration has a value of approximately $799,572 to Mr. Mysliwy. All other equity awards that are not vested as of the Separation Date will terminate. In consideration of his resignation and release of claims, as provided in the Separation Agreement, Mr. Mysliwy will receive a separation payment of $1,224,000 on the Separation Date. Safeco will also pay certain attorneys’ and tax consultants’ fees in connection with Mr. Mysliwy’s separation and, after his COBRA benefits expire, he will be eligible for Safeco’s standard retiree medical benefits. Both the acceleration of RSRs and the separation payment are consistent with the severance guidelines for executive officers described in Safeco’s 2007 Proxy Statement.

This description is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1 – Separation Agreement between Safeco Corporation and Allie Mysliwy, dated as of December 27, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Safeco Corporation
Registrant

Dated: December 28, 2007	/s/ Stephanie Daley-Watson
Stephanie Daley-Watson
Vice President and Associate General Counsel